Exhibit 10.1

Execution Copy

EQUITY COMMITMENT AGREEMENT

AMONG

PHI, INC.

THE OTHER DEBTORS

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of July 11, 2019

i

SCHEDULES

Schedule 1     Commitment Parties and Equity Commitments

Schedule 2     Notice Addresses for Commitment Parties

Company Disclosure Schedules

EXHIBITS

Exhibit A – Form of Joinder Agreement for Subsequent Commitment Parties

Exhibit B – Form of Joinder Agreement for Permitted Transferees

EQUITY COMMITMENT AGREEMENT

THIS EQUITY COMMITMENT AGREEMENT (this “Agreement”), dated as of July 11, 2019, is made by and among PHI, Inc., a Louisiana corporation (including as debtor in possession and a reorganized debtor, as applicable, the “Company”), and each of the other Debtors (as defined below), on the one hand, and each Commitment Party (as defined below), on the other hand. The Company, the other Debtors and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”. Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meanings given to them in the Plan (as defined below).

RECITALS

WHEREAS, the Debtors are party to a Settlement Plan Term Sheet (the “Restructuring Term Sheet”) with the Consenting Mediation Parties (as defined therein), filed June 5, 2019 [Docket No. 624], which (a) provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization to be filed in cases (the “Chapter 11 Cases”) that were commenced on March 14, 2019 under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as it may be amended from time to time, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), implementing the terms and conditions of the Restructuring Transactions (as defined in the Plan) and (b) requires that the Plan be consistent with the Restructuring Term Sheet;

WHEREAS, pursuant to this Agreement, the Company will issue Equity Commitment Shares (as defined below) at a per share purchase price equal to the Purchase Price (as defined below); and

WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party (as defined below) has agreed to purchase (on a several and not a joint basis) its Equity Commitment Percentage (as defined below) of the Equity Commitment Shares, if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions.    Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided, that for purposes of this Agreement, no

Commitment Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Equity Commitment Amount” means $75,000,000.

“Aggregate Equity Contribution” has the meaning set forth in Section 2.1(b).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of any of the Debtors, other than the Restructuring Transactions.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any one of them.

“Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.7.

“Available Shares” means that number of Equity Commitment Shares that any one or more of the Commitment Parties fail to purchase as a result of a Commitment Party Default by such Commitment Party.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Bylaws” means the amended and restated bylaws of the Company as of the Closing Date, which shall be consistent with the terms set forth in the Restructuring Term Sheet and otherwise be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

“Cash” means, collectively, cash, cash equivalents and marketable securities, other than cash classified as restricted cash in accordance with GAAP.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company as of the Closing Date, which shall be consistent with the terms set forth in the Restructuring Term Sheet and otherwise be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code, including, without limitation, any Claim arising after the Petition Date.

“Claim Percentage” means, with respect to any Commitment Party, a percentage that is the quotient of (a) the estimated amount of such Commitment Party’s unsecured Claims held as of June 17, 2019, divided by (b) the estimated unsecured Claim Claims pool, calculated as of June 24, 2019.

“Closing” has the meaning set forth in Section 2.4(a).

“Closing Date” has the meaning set forth in Section 2.4(a).

“Code” means the Internal Revenue Code of 1986.

“Commitment Party” means each Initial Commitment Party and each Subsequent Commitment Party listed as such on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, and subject to Section 2.2(a)). Unless the context otherwise requires, each reference herein to a Commitment Party shall be deemed also to include a reference to such Commitment Party’s Related Purchaser, if applicable.

“Commitment Party Default” means the failure by any Commitment Party to deliver and pay the aggregate Purchase Price for such Commitment Party’s Equity Commitment by the Purchase Escrow Funding Date in accordance with Section 2.3(b).

“Commitment Party Replacement” has the meaning set forth in Section 2.2(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.2(a).

“Commitment Premium” has the meaning set forth in Section 3.1.

“Commitment Premium Amount” means, with respect to an Initial Commitment Party, the number of shares of Common Shares equal to the product of (i) such Initial Commitment Party’s Initial Equity Commitment Percentage (expressed in numerical form) and (ii) the quotient obtained by dividing (a) the Commitment Premium by (b) the Plan Value Price.

“Committee” means the Official Committee of Unsecured Creditors of PHI Inc. et al.

“Common Shares” means the new common shares in the Company to be issued in accordance with the Plan and in accordance with the rules and regulations of the U.S. Federal Aviation Administration.

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to the Commitment Parties on the date of this Agreement.

“Company Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) (other than a Multiemployer Plan), whether or not subject to ERISA (i) established, sponsored, maintained or contributed to, or required to be contributed to, by the Company, the Debtors or any of their respective Subsidiaries, or for which any such entity has liability or (ii) in respect of which the Company, the Debtors or any of their respective Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Debtors.

“Complete Business Day” means on any Business Day, the time from 12:00 AM to 11:59 PM (inclusive) on such Business Day.

“Confidentiality Agreement” has the meaning set forth in Section 6.16(d).

“Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Debtors” means the Company and its affiliated companies that are debtors under chapter 11 of the Bankruptcy Code.

“Defaulting Commitment Party” means in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.

“Deferred Compensation Asset” means any amounts in a Rabbi trust or the cash surrender value, as of the date hereof and on and as of the Closing Date, of any whole life insurance policies covering participants in any non-qualified deferred compensation plan, in each case which are intended to secure the funding of account balances under any non-qualified deferred compensation plan, including any supplemental retirement plan.

“Deferred Compensation Liability” means the amount, as of immediately prior to the date hereof and on and as of the Closing Date, of all distributions that may become payable in respect of any non-qualified deferred compensation plan, including any supplemental retirement plan, and account balances thereunder.

“Discount to Equity Value” means 75%.

“DTC” means The Depository Trust Company.

“ECA Approval Obligations” means the obligations of the Company and the other Debtors under this Agreement and the ECA Approval Order.

“ECA Approval Order” means an Order of the Bankruptcy Court that is not stayed (under Bankruptcy Rule 6004(h) or otherwise) that (a) authorizes the Debtors to enter into and perform under this Agreement, including all exhibits and other attachments hereto, pursuant to section 363 of the Bankruptcy Code, (b) approves the Commitment Premium, Expense Reimbursement and indemnification provisions contained in, and to the extent provided under this Agreement, (c) provides that in the event of a termination under Section 9.6(b), the Bankruptcy Court shall make the determination whether the Commitment Premium is payable as provided in Section 9.6 and (d) provides that the Commitment Premium, Expense Reimbursement and the indemnification provisions contained herein shall, to the extent payable, constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in this Agreement without further Order of the Bankruptcy Court.

“Effective Date” means the effective date under the Plan.

“End Outside Date” has the meaning set forth in Section 9.4(e).

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Commitment” has the meaning set forth in Section 2.1(a).

“Equity Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s percentage of the Equity Commitment calculated as the quotient of (a) such Commitment Party’s Final Equity Commitment (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement and Schedule 1, and subject to Section 2.2(a)) divided by (b) the Aggregate Equity Commitment Amount. Any reference to “Equity Commitment Percentage” in this Agreement means the Equity Commitment Percentage in effect at the time of the relevant determination.

“Equity Commitment Shares” has the meaning set forth in Section 2.1(c).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.5(c).

“Expense Reimbursement” has the meaning set forth in Section 3.3(a).

“Filing Party” has the meaning set forth in Section 6.12(b).

“Final Equity Commitment” of any Commitment Party means the amount set forth opposite such Commitment Party’s name on Schedule 1 under the column titled “Final Equity Commitment,” to be calculated in accordance with the terms of Schedule 1.

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, reconsidered, readjudicated, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, re-argument or rehearing shall have been denied, resulted in no modification of such Order or has otherwise been dismissed with prejudice; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Bankruptcy Rules, may be filed relating to such Order shall not cause such Order to not be a Final Order.

“Financial Statements” has the meaning set forth in Section 4.9(a).

“Funding Notice” has the meaning set forth in Section 2.3(a).

“GAAP” has the meaning set forth in Section 4.9(a).

“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, exposure to which or release of which can pose a hazard to human health or the environment or are listed, regulated or defined as hazardous, toxic, pollutants or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and any radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” of a Person means (a) indebtedness for borrowed money; (b) liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities; (c) liabilities under or in connection with drawn letters of credit or bankers’ acceptances or similar items; (d) liabilities under or in connection with interest rate swaps, collars, caps and similar hedging arrangements; (e) liabilities under or in connection with off balance sheet financing arrangements or synthetic leases; (f) the amount of all capitalized lease obligations of such Person that are required to appear on a balance sheet prepared in accordance with GAAP; and (g) any amounts guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse) or other amounts for which such Person is indirectly liable as guarantor, surety or otherwise.

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.1.

“Initial Commitment Party” means each Commitment Party party to this Agreement as of the date hereof, listed as an Initial Commitment Party on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, and subject to Section 2.2(a)). Unless the context otherwise requires, each reference herein to an Initial Commitment Party shall be deemed also to include a reference to such Initial Commitment Party’s Related Purchaser, if applicable.

“Initial Equity Commitment” of any Initial Commitment Party means the amount set forth opposite such Initial Commitment Party’s name on Schedule 1 under the column titled “Initial Equity Commitment.”

“Initial Equity Commitment Percentage” means, with respect to any Initial Commitment Party, such Initial Commitment Party’s percentage of the Initial Equity Commitments of all Initial Commitment Parties being the quotient of (a) such Initial Commitment Party’s Initial Equity Commitment Amount divided by (b) the Aggregate Equity Commitment Amount.

“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means the joinder in the form attached hereto as Exhibit B.

“Joint Filing Party” has the meaning set forth in Section 6.12(c).

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of Lance Bospflug, Al Gonsoulin, Trudy McConnaughhay, David Motzkin, Keith Mullett, David Stepanek and James Hinch. As used herein, “actual knowledge” means information that is personally known by the listed individual(s).

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.13.

“Legend” has the meaning set forth in Section 6.11.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Material Adverse Effect” means any Event which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including acts of war, terrorism or natural disasters) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company and its Subsidiaries operate; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby, including the Restructuring Transactions; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company or any of its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or estimates in respect of earnings, revenues or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, and be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect); or (vi) the filing or pendency of the Chapter 11 Cases or actions taken in connection with the Chapter 11 Cases in compliance with the Bankruptcy Code and Bankruptcy Rules; provided, that the exceptions set forth in clauses (i) and (ii) of this definition shall not apply to the extent that such Event is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies comparable in size and scale to the Company and its Subsidiaries operating in the industries in which the Company and its Subsidiaries operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party and (b) any Contracts to which the Company or any of its Subsidiaries is a party that is likely to reasonably involve consideration of more than $1,000,000, in the aggregate, over a twelve-month period.

“Money Laundering Laws” has the meaning set forth in Section 4.26.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Debtors or any of their Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan for which any such entity has liability.

“New Parent” has the meaning set forth in Section 6.5.

“New Purchaser” has the meaning set forth in Section 2.5(d).

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.4(e).

“Party” has the meaning set forth in the Preamble.

“Permitted Liens” means (a) Liens for Taxes that (i) are not due and payable or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto in accordance with GAAP; (b) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of the Company or any of its Subsidiaries; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, restrictions and other similar matters adversely affecting title to any Real Property and other title defects that do not or would not materially impair the use or occupancy of such Real Property or the operation of the Company’s or any of its Subsidiaries’ business; (e) from and after the occurrence of the Effective Date, Liens granted in connection with the Exit Facility; (f) Liens listed on Section 1.1 of the Company Disclosure Schedules; and (g) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Permitted Transfer” has the meaning set forth in Section 6.16.

“Permitted Transferee” has the meaning set forth in Section 6.16.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Petition Date” means March 14, 2019.

“Plan” means the Debtors’ joint plan of reorganization, which shall provide for the release and exculpation of each Commitment Party and its Affiliates and Representatives, in each case solely in their capacity as such, which such Plan shall be consistent with the terms set forth in the Restructuring Term Sheet and shall otherwise be in form and substance satisfactory to the Requisite Commitment Parties and the Debtors (as the same may be amended, supplemented or otherwise modified from time to time in a manner that is satisfactory to the Requisite Commitment Parties and the Company).

“Plan Equity Value” is derived and calculated by subtracting net debt, as of the Effective Date, from the total enterprise value of $487,500,000, where the net debt as of the Effective Date is calculated as gross funded debt less pro forma unrestricted cash on the Debtors’ consolidated balance sheet (inclusive of the Aggregate Equity Commitment Amount).

“Plan Solicitation Motion” means the Debtors’ motion for an Order, in form and substance satisfactory to the Requisite Commitment Parties and the Company and among other things, (a) approving the Disclosure Statement; (b) establishing a voting record date for the Plan; (c) approving solicitation packages and procedures for the distribution thereof; (d) approving the forms of ballots; (e) establishing procedures for voting on the Plan; and (f) establishing notice and objection procedures for the confirmation of the Plan.

“Plan Solicitation Order” means an Order entered by the Bankruptcy Court, substantially in the form attached to the Plan Solicitation Motion, which Order shall, among other things, seek approval of the Disclosure Statement and the commencement of a solicitation of votes to accept or reject the Plan, and which Order shall be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

“Plan Value Price” means a price per share of Common Shares equal to (a) the Plan Equity Value divided by (b) the Total Outstanding Shares.

“Pre-Closing Period” has the meaning set forth in Section 6.3.

“Purchase Agent” means a purchase agent appointed by the Company and satisfactory to the Requisite Commitment Parties.

“Purchase Amount” has the meaning set forth in Section 2.3(ii).

“Purchase Escrow Account” has the meaning set forth in Section 2.3(a).

“Purchase Escrow Agreement” has the meaning set forth in Section 2.3(b).

“Purchase Escrow Funding Date” has the meaning set forth in Section 2.3(b).

“Purchase Price” means a price per share of Common Shares equal to (a) the Plan Equity Value, multiplied by (b) the Discount to Equity Value, and then divided by (c) the Total Outstanding Shares.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.16(a).

“Related Fund” means (i) any investment funds or accounts who are advised by the same investment advisor and (ii) any investment advisor referred to in clause (i) of this definition.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” means any creditworthy Affiliate or Related Fund (other than any portfolio company of such Commitment Party or its Affiliates).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Reorganized Company Corporate Documents” means the Bylaws and the Certificate of Incorporation.

“Replacing Commitment Parties” has the meaning set forth in Section 2.2(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Commitment Parties” means the Commitment Parties holding at least a majority of the aggregate Equity Commitments as of the date on which the consent or approval is solicited.

“Restructuring Term Sheet” has the meaning set forth in the Recitals.

“Restructuring Transactions” has the meaning set forth in the Plan.

“Sanctions” means any sanctions administered or enforced by the U.S. government (including without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other applicable jurisdictions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Terms” means, collectively, (i) the definitions of Aggregate Equity Commitment Amount, Discount to Equity Value, End Outside Date, Equity Commitment, Equity Commitment Percentage, Final Equity Commitment, Initial Equity Commitment, Initial Equity Commitment Percentage, Outside Date, Plan Equity Value, Purchase Price, Requisite Commitment Parties, and Significant Terms, and (ii) the terms of Section 2.1, Section 2.4, Section 2.5, Section 3.1, Section 3.2 and Section 9.5(a).

“Subsequent Commitment Party” means each Commitment Party who becomes a party to this Agreement after the date hereof pursuant to Section 2.1(b), listed as a Subsequent Commitment Party on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, and subject to Section 2.2(a)). Unless the context otherwise requires, each reference herein to a Subsequent Commitment Party shall be deemed also to include a reference to such Subsequent Commitment Party’s Related Purchaser, if applicable.

“Subsequent Commitment Party Joinder” means a joinder in the form attached hereto as Exhibit A.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct the business and policies thereof.

“Support Period” means, with respect to any Commitment Party, the period commencing on the date hereof and ending on the earlier of (i) the date on which this Agreement is terminated with respect to such Party in accordance with the terms hereof and (ii) the Effective Date.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Terminating Commitment Party” has the meaning set forth in Section 9.5(a).

“Total Outstanding Shares” means the total number of shares of the Company’s Common Shares outstanding immediately following the Closing, as provided in the Plan, including shares issued in satisfaction of Claims and Equity Commitment Shares, shares issued in accordance with this Agreement (including those issued as payment of the Commitment Premium) and warrants issued in lieu of Common Shares to non-U.S. holders under the Plan (on an as-converted basis).

“Transaction Agreements” has the meaning set forth in Section 4.2.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, participations or other transactions in which any Person receives the right to own or acquire any current or future interest in) an Equity Commitment, a Claim, an Equity Commitment Share, or a Common Share or any other economic interest or right arising therefrom; provided, however, that for the purposes of Section 6.15, “Transfer” shall not include any pledge, lien, security interest, or other encumbrance in favor of a bank or broker dealer at which a Commitment Party maintains an account, where such bank or broker dealer holds a security interest in or other encumbrances over property in the account generally.

“willful or intentional breach” has the meaning set forth in Section 9.6(a).

Section 1.2    Construction. In this Agreement, unless the context otherwise requires:

(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)    the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)    the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)    “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)    references to “day” or “days” are to calendar days;

(h)    references to “the date hereof” means the date of this Agreement;

(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)    references to “dollars” or “$” are to United States of America dollars.

ARTICLE II

EQUITY COMMITMENT

Section 2.1    Equity Commitments. (a) On and subject to the terms and conditions hereof, including entry of the Confirmation Order and the ECA Approval Order, each Commitment Party agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Commitment Party, on the Closing Date, for a per-share amount equal to the Purchase Price, a number of Common Shares equal to (a) such Commitment Party’s Equity Commitment Percentage as of the Closing Date multiplied by (b) the aggregate number of Equity Commitment Shares, rounded among the Commitment Parties solely to avoid fractional shares as the Commitment Parties may determine in their sole discretion. The obligations of the Commitment Parties to purchase such Equity Commitment Shares as described in this Section 2.1(a) shall be referred to as the “Equity Commitment”.

(b)    From the date hereof until July 19, 2019, any unsecured creditor of the Debtors that is not an Initial Commitment Party may elect to become a Subsequent Commitment Party by executing and delivering a Subsequent Commitment Party Joinder executed by such Subsequent Commitment Party and the Company, pursuant to which such Subsequent Commitment Party shall agree to be bound by the terms and provisions of this Agreement. Such Subsequent Commitment Party shall have a Final Equity Commitment equal to the amount listed on the signature page to such Subsequent Commitment Party’s Subsequent Commitment Party Joinder, which amount shall be no more than the product of (i) its Claim Percentage multiplied by (ii) the Aggregate Equity Commitment Amount. Schedule 1 (including the Final Equity Commitments of the other Commitment Parties) shall be updated to reflect the addition of any Subsequent Commitment Parties in accordance with the terms hereof and thereof.

(c)    Fifteen (15) days prior to the date scheduled for the confirmation hearing on the Plan, the Chief Restructuring Officer of the Company shall deliver a written certificate to the Parties indicating the aggregate amount of cash that he in good faith believes is required to be paid as consideration pursuant to this Agreement so that the reorganized Debtors (i) are projected to have at least $75,000,000 of unrestricted cash on their consolidated balance sheet projected as of the Effective Date (after taking into account the Effective Date Funded Debt (as defined in the Restructuring Term Sheet)) and (ii) are able to satisfy the payment of the Allowed Thirty Two Claim (as defined in the Restructuring Term Sheet) if the New Secured Financing (as defined in the Restructuring Term Sheet) is insufficient to satisfy the payment of the Allowed Thirty Two Claim (as defined in the Restructuring Term Sheet) (collectively, the “Aggregate Equity Contribution”); provided, however, that notwithstanding anything herein to the contrary, the Aggregate Equity Contribution shall not exceed the Aggregate Equity Commitment Amount in connection with (i) above. To the extent the Debtors collect, or, in the opinion of the Chief Restructuring Officer of the Company, are expected to collect, within 30 days following the Effective Date, past-due accounts receivables and/or letters of credit associated therewith are released following delivery of such certificate, which in either case result in additional unrestricted cash on the balance sheet on or before the Effective Date, then the Chief Restructuring Officer of the Company shall so notify the parties in writing and, subject to the proviso in the prior sentence, the Aggregate Equity Contribution shall be revised.

(d)    The aggregate number of Common Shares that will be received by the Commitment Parties in exchange for the Aggregate Equity Contribution shall equal the quotient of (i) the Aggregate Equity Contribution divided by (ii) the Purchase Price (collectively, the “Equity Commitment Shares”). The issuance of the Equity Commitment Shares to the Commitment Parties, and any issuance of Common Shares in satisfaction of the Company’s obligation to pay the Commitment Premium, shall be exempt from the registration requirements of the securities laws pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, or another available exemption from registration.

Section 2.2    Commitment Party Default. (a) Upon the occurrence of a Commitment Party Default, the Commitment Parties and their respective Related Funds (other than any Defaulting Commitment Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Company to all Commitment Parties of such Commitment Party Default, which notice shall be given promptly following the occurrence of such Commitment Party Default and to all Commitment Parties substantially concurrently (such five (5) Business Day period, the “Commitment Party Replacement Period”), to make arrangements for one or more of the Commitment Parties (other than any Defaulting Commitment Party) to purchase all or any portion of the Available Shares (such purchase, a “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached within the Commitment Party Replacement Period, the division of the purchased Available Shares among such electing Commitment Parties shall be based upon the relative applicable Equity Commitment Percentages of any such electing Commitment Parties (other than any Defaulting Commitment Party) (such Commitment Parties, the “Replacing Commitment Parties”). Any such Available Shares purchased by a Replacing Commitment Party shall be included, among other things, in the determination of (x) the Equity Commitment Shares to be purchased by such Replacing Commitment Party for all purposes hereunder, (y) the Final Equity Commitment, the Equity Commitment Percentage and, if applicable, the Initial Equity Commitment and Initial Equity Commitment Percentage of such Replacing Commitment Party for all purposes hereunder (including allocation of Commitment Premium pursuant to Section 3.1, if applicable) and (z) the

Equity Commitment of such Replacing Commitment Party for purposes of the definition of Requisite Commitment Parties. If a Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period.

(b)    Notwithstanding anything in this Agreement to the contrary, if a Commitment Party is a Defaulting Commitment Party, or if this Agreement is terminated with respect to such Commitment Party as a result of its default hereunder, it shall not be entitled to any of the Commitment Premium or expense reimbursement applicable to such Defaulting Commitment Party (including the Expense Reimbursement) or indemnification provided, or to be provided, under or in connection with this Agreement or the other Transaction Documents (and if (x) the Defaulting Commitment Party or terminating Commitment Party is an Initial Commitment Party, (y) the Closing occurs notwithstanding such a default or termination with respect to such Initial Commitment Party, and (z) the amount funded pursuant to the Equity Commitments (including the purchase of Equity Commitment Shares hereunder) is less than the Aggregate Equity Contribution because of the failure of such Initial Commitment Party to fund its Commitment in full, then the aggregate Commitment Premium payable by the Debtors shall be reduced ratably; provided, that, for the avoidance of doubt, such reduction shall not reduce the amount of the Commitment Premium payable to each Initial Commitment Party that is not a Defaulting Commitment Party or terminating Commitment Party).

(c)    Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more Equity Commitment Shares than its Equity Commitment Percentage.

(d)    For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.6, but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Commitment Party from any liability hereunder, or limit the availability of the remedies set forth in Section 10.9, in connection with any such Defaulting Commitment Party’s Commitment Party Default. Any Defaulting Commitment Party shall be liable to each Commitment Party that is not a Defaulting Commitment Party, and to the Company, as a result of any breach of its obligations hereunder.

Section 2.3    Escrow Account Funding. (a) No earlier than ten (10) Business Days prior to the expected Effective Date, and no later than five (5) Business Days prior to the expected Effective Date, the Purchase Agent shall deliver to each Commitment Party a written notice (the “Funding Notice”) of:

(i)    the number of Equity Commitment Shares elected to be purchased by the Commitment Parties and the aggregate Purchase Price therefor;

(ii)    the number of Equity Commitment Shares to be issued and sold by the Company to such Commitment Party and the aggregate Purchase Price therefor (the “Purchase Amount”); and

(iii)    the account information (including wiring instructions) for the escrow account to which such Commitment Party shall deliver and pay the Purchase Amount (the “Purchase Escrow Account”).

The Company shall promptly direct the Purchase Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request.

(b)    No earlier than the fourth (4th) Complete Business Day following receipt of the Funding Notice and no later than two (2) Business Days prior to the Effective Date (such date, the “Purchase Escrow Funding Date”), each Commitment Party shall deliver and pay its Purchase Amount by wire transfer in immediately available funds in U.S. dollars into the Purchase Escrow Account in satisfaction of such Commitment Party’s Equity Commitment. The Purchase Escrow Account shall be established with an escrow agent satisfactory to the Requisite Commitment Parties and the Company pursuant to an escrow agreement in form and substance satisfactory to the Requisite Commitment Parties and the Company (the “Purchase Escrow Agreement”). If this Agreement is terminated in accordance with its terms, the funds held in the Purchase Escrow Account shall be released, and each Commitment Party shall receive from the Purchase Escrow Account the cash amount actually funded to the Purchase Escrow Account by such Commitment Party, without any interest, promptly following such termination.

Section 2.4    Closing. (a) Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Commitment Parties, the closing of the Equity Commitments (the “Closing”) shall take place at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, at 11:00 a.m., New York City time, within three (3) Business Days of the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b)    At the Closing, the funds held in the Purchase Escrow Account shall be released to the Company and utilized as set forth in, and in accordance with, the Plan.

(c)    At the Closing, issuance of the Equity Commitment Shares will be made by the Company to each Commitment Party (or to its designee in accordance with Section 2.5) against payment of such Commitment Party’s Purchase Amount, in satisfaction of such Commitment Party’s Equity Commitment. Unless a Commitment Party requests delivery of a physical stock certificate, the entry of any Equity Commitment Shares to be delivered pursuant to this Section 2.4(c) into the account of a Commitment Party through the facilities of The Depository Trust Company and pursuant to the Company’s book entry procedures and delivery to such Commitment Party of an account statement reflecting the book entry of such Equity Commitment Shares shall be deemed delivery of such Equity Commitment Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Equity Commitment Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.5    Assignment of Commitment Rights.

(a)    Each Commitment Party shall have the right to require, by written notice to the Company no later than two (2) Business Days prior to the Closing Date, that all or any portion of its Equity Commitment Shares be issued in the name of, and delivered to one or more of its

Related Purchasers, which notice of designation shall (i) be addressed to the Company and signed by such Commitment Party and each Related Purchaser, (ii) specify the number of Common Shares to be delivered to or issued in the name of each such Related Purchaser, (iii) specify the number of Common Shares in respect of the Commitment Premium to be delivered to or issued in the name of each such Related Purchaser and (iv) contain a confirmation by each such Related Purchaser of the accuracy of the representations made by each Commitment Party under this Agreement as applied to such Related Purchaser; provided that no such designation shall relieve such Commitment Party from any of its obligations under this Agreement.

(b)    Each Commitment Party shall have the right to Transfer all or any portion of its Equity Commitment to any other Commitment Party or such other Commitment Party’s Related Purchaser (each, an “Existing Commitment Party Purchaser”); provided, that (a) such Existing Commitment Party Purchaser shall have been a Commitment Party or its Related Purchaser as of immediately prior to such Transfer and (b) if applicable, such Existing Commitment Party Purchaser shall deliver to the Company a joinder to this Agreement, in a form reasonably acceptable to the Company and the Requisite Commitment Parties, that contains a confirmation of the accuracy of the representations made by each Commitment Party under this Agreement as applied to such Person.

(c)    Except as set forth in Section 2.5(a) and (b), no Commitment Party shall have the right to Transfer all or any portion of its Equity Commitment to any Person, including the Company or any of its Affiliates.

(d)    Any Person that is assigned or Transferred an Equity Commitment by an Initial Commitment Party in compliance with this Section 2.5 shall be an Initial Commitment Party with respect to such Commitment for all purposes herein. Any Person that is assigned or Transferred an Equity Commitment by a Subsequent Commitment Party in compliance with this Section 2.5 shall be a Subsequent Commitment Party with respect to such Commitment for all purposes herein.

ARTICLE III

EQUITY COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1    Premium Payable by the Company. Subject to Section 3.2, as consideration for the Equity Commitment and the other agreements of the Initial Commitment Parties in this Agreement, the Debtors shall pay or cause to be paid to the Initial Commitment Parties a nonrefundable aggregate premium in an amount equal to $15,000,000 (the “Commitment Premium”). The Commitment Premium shall be payable in accordance with Section 3.2 to the Initial Commitment Parties (including any applicable Replacing Commitment Party, but excluding any Defaulting Commitment Party) or their designees in proportion to their respective Initial Equity Commitment Percentages at the time the payment of the Commitment Premium is made.

The provisions for the payment of the Commitment Premium and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 3.2    Payment of Premium. The Commitment Premium shall be fully earned, nonrefundable and non-avoidable only following entry of the ECA Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date simultaneously with the Closing (including by offset as appropriate) as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement and subject to Section 2.2(b), the Commitment Premium will be payable regardless of the amount of Equity Commitment Shares actually purchased. The Company shall satisfy its obligation to pay the Commitment Premium on the Closing Date, in lieu of any cash payment, by issuing the number of additional Common Shares (rounding down to the nearest whole share solely to avoid fractional shares) to each Initial Commitment Party equal to such Initial Commitment Party’s Commitment Premium Amount (such shares to be valued at the Plan Value Price); provided, that notwithstanding anything to the contrary contained in this Agreement, if the Closing does not occur, the Commitment Premium shall be payable only in cash and solely to the extent provided in (and in accordance with) Section 9.6. The Commitment Premium and the Expense Reimbursement shall, pursuant to the ECA Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

Section 3.3    Expense Reimbursement. (a) The Debtors agree to pay in accordance with Section 3.3(b) all of the following to the extent incurred until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms: (A) the reasonable and documented out-of-pocket fees and expenses (including reasonable travel costs and expenses) of counsel to the Commitment Parties, one local counsel, financial advisors, and consultants and other professionals for specialized areas of expertise as circumstances warrant retained by the Commitment Parties and any other advisors or consultants as may be reasonably determined by the Commitment Parties, in consultation with the Company, in each case that have been and are actually incurred in connection with (x) the negotiation, preparation and implementation of the Transaction Agreements and the other agreements and transactions contemplated thereby and (y) the Restructuring Transactions and the Chapter 11 Cases; (B) the reasonable and documented fees and out-of-pocket expenses of the Commitment Parties, including the reasonable and documented out-of-pocket fees and expenses of professionals, including consultants, retained by each Commitment Party as circumstances warrant as may be reasonably determined by such Commitment Party; (C) all filing fees, if any, required by the HSR Act or any other Antitrust Law in connection with the transactions contemplated by this Agreement and all reasonable and documented out-of-pocket expenses related thereto; and (D) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any required regulatory filings in connection with the transactions contemplated by this Agreement (for the avoidance of doubt, excluding filings done on Schedule 13D, Schedule 13G, Form 3 or Form 4, in each case, promulgated under the Exchange Act), in each case, that have been paid or are payable by the Commitment Parties (such payment obligations set forth in clauses (A), (B), (C) and (D) above, collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, upon entry of the ECA Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

(b)    Except as provided in (and in accordance with) Section 9.6, subject to approval in the ECA Approval Order, the Expense Reimbursement accrued through the date on which the ECA Approval Order is entered shall be paid within three (3) Business Days of the Company’s receipt of invoices therefor. The Expense Reimbursement accrued thereafter shall be payable by the Debtors within five (5) Business Days after receipt of monthly invoices therefor; provided, that the Debtors’ final payment shall be made contemporaneously with the Closing or the termination of this Agreement, as applicable, pursuant to Article IX.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in the corresponding section of the Company Disclosure Schedules, or (b) as disclosed in the Company SEC Documents filed with the SEC on or after December 31, 2018 and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof (excluding the exhibits, annexes and schedules thereto, any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature), the Debtors, jointly and severally, hereby represent and warrant to the Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 4.1    Organization and Qualification. Each of the Debtors and each of their Subsidiaries (a) is a duly organized and validly existing corporation, limited liability company, or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to have such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (b) has the corporate, limited liability company or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (c) except where the failure to have such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications.

Section 4.2    Corporate Power and Authority. Each of the Debtors has the requisite corporate, limited liability company or other applicable power and authority (i) (A) subject to entry of the ECA Approval Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, to enter into, execute and deliver this Agreement and to perform the ECA Approval Obligations and (B) subject to entry of the ECA Approval Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, to perform each of its other obligations hereunder and (ii) subject to entry of the ECA Approval Order, the Plan Solicitation Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver the Registration Rights Agreement and all other agreements that are required to implement this Agreement, the Restructuring Term Sheet and the Plan and the obligations hereunder and thereunder (which, for the avoidance of doubt, shall include the Plan, the Disclosure

Statement, the Registration Rights Agreement and any documentation or agreements relating to the Registration Rights Agreement, and such other agreements and any Plan supplements or documents referred to herein or therein or hereunder or thereunder, collectively with the Restructuring Term Sheet, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Debtors and no other corporate proceedings on the part of the Debtors are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

Section 4.3    Execution and Delivery; Enforceability.    This Agreement has been duly executed and delivered by the Debtors. Subject to the entry of the ECA Approval Order, the Plan Solicitation Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, as applicable, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the ECA Approval Order and assuming due and valid execution and delivery hereof by the Commitment Parties, the ECA Approval Obligations will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity. Upon entry of the ECA Approval Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Commitment Parties and, to the extent applicable, any other parties hereof and thereof, each of the obligations of the Company and, to the extent applicable, the other Debtors hereunder and thereunder will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity.

Section 4.4    Authorized and Issued Capital Stock. (a) On the Closing Date, (i) the total issued equity interests of the Company will consist solely of the Common Shares issued pursuant to the Plan, which shall include the Common Shares to be issued with respect to pre-petition creditor claims under the Plan, the Common Shares issued as Equity Commitment Shares and the Common Shares issued in respect of the Commitment Premium pursuant to Article III, (ii) no equity interests will be held by the Company in its treasury, (iii) no equity interests will be reserved for issuance upon exercise of stock options and other rights to purchase or acquire equity interests granted in connection with any employment arrangement entered into in accordance with Section 6.3, except as reserved in respect of the MIP and the Company’s key employee incentive plan approved by the Bankruptcy Court, and (iv) no warrants to purchase equity interests will be issued and outstanding, other than those contemplated under the Plan including those to be issued (x) to non-domestic holders of creditor claims and (y) to former holders of common stock immediately prior to the Closing Date. Except as set forth in the prior sentence, as of the Closing Date, no units or shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.

(b)    Except as described in this Section 4.4 or Section 4.4 of the Company Disclosure Schedules, and except as set forth in the Registration Rights Agreement, the Company Organizational Documents and this Agreement, as of the Closing Date, none of the Debtors or any of their respective Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Debtors or their respective Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any units or shares of the capital stock of, or other equity or voting interests in, any of the Debtors or their respective Subsidiaries or any security convertible or exercisable for or exchangeable into any units or capital stock of, or other equity or voting interest in, any of the Debtors or their respective Subsidiaries, (ii) obligates any of the Debtors or their respective Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any units or shares of capital stock of any of the Debtors or their respective Subsidiaries (other than any restrictions included in any Effective Date indebtedness contemplated by the Restructuring Term Sheet or any corresponding pledge agreement or in the organizational documents of any joint venture of the Debtors or their subsidiaries) or (iv) relates to the voting of any equity interests in any of the Debtors or their respective Subsidiaries, except as to voting rights attendant to any such equity interests or as set forth in the organizational documents thereof.

Section 4.5    Issuance. Except as set forth on Section 4.5 of the Company Disclosure Schedules, the Common Shares to be issued pursuant to the Plan, including the Common Shares to be issued in connection with the consummation of the Equity Contributions and pursuant to the terms hereof, will, when issued and delivered on the Closing Date in exchange for the aggregate Purchase Price therefor, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the Company Organizational Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Company Organizational Documents and the Registration Rights Agreement).

Section 4.6    No Conflict. Assuming the consents described in clauses (a) through (g) of Section 4.7 are obtained, except as set forth on Section 4.6 of the Company Disclosure Schedules, the execution and delivery by the Company and, if applicable, any other Debtor, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, any other Debtor, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which any Debtor will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of any Debtor will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of any of the Debtors’ organizational documents (in the case of each of (a) and (b), other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or the Company’s or any Debtor’s undertaking to implement the Restructuring Transactions through the Chapter 11 Cases), or (c) result in any violation of any Law or Order applicable to any Debtor or any of their properties, except in each of the cases described in clause

(a) or (c) for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.7    Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over any of the Debtors or any of their properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, the other Debtors, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, the other Debtors, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the ECA Approval Order authorizing the Debtors to enter into this Agreement and perform the ECA Approval Obligations, (b) entry of the Plan Solicitation Order, (c) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Chapter 11 Cases from time-to-time; (d) the entry of the Confirmation Order, (e) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (f) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Equity Commitment Shares by the Commitment Parties or the issuance of Common Shares as payment of the Commitment Premium, and (g) any Applicable Consents that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8    Arm’s-Length. The Debtors acknowledge and agree that (a) each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Debtors with respect to the transactions contemplated hereby (including in connection with determining the terms of the Equity Contributions) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Commitment Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.9    Financial Statements. The audited consolidated balance sheets of the Company as at December 31, 2018 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, as filed with the SEC (the “Financial Statements”), in each case, present fairly, in all material respects, the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

Section 4.10    Company SEC Documents and Disclosure Statements The Debtors and each of their Subsidiaries, if applicable, have filed with or furnished to the SEC all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by them since December 31, 2017 under the Exchange Act or the Securities Act. As of their respective dates, and, if amended, as of the date of the last such amendment, each of the Company SEC Documents, including any financial statements or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (“SOX”), as the case may be, and the applicable rules and regulations of the SEC under the Exchange Act, the Securities Act and SOX, as the case may be.

Section 4.11    Absence of Certain Changes. Since December 31, 2018, except as set forth on Section 4.11 of the Company Disclosure Schedules, no Event has occurred or exists that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect except for the filing of the petitions initiating the pending Chapter 11 Cases and pleadings filed during the pendency of the Chapter 11 Cases prior to the date hereof.

Section 4.12    No Violation; Compliance with Laws (a) The Company is not in violation of its certificate of formation or limited liability company operating agreement, and (b) no other Debtor or any of its Subsidiaries is in violation of its respective charter or bylaws, certificate of formation or limited liability company operating agreement or similar organizational document in any material respect. None of the Debtors or their Subsidiaries is or has been at any time since December 31, 2017 in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13    Legal Proceedings. Other than as set forth in Section 4.13 of the Company Disclosure Schedules, the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, (a) there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which any of the Debtors or their Subsidiaries is a party or to which any property of any of the Debtors or their Subsidiaries is the subject which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

Section 4.14    Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except as set forth on Section 4.14 of the Company Disclosure Schedule: (a) there are no strikes or other labor disputes pending or threatened against any of the Debtors or their respective Subsidiaries; (b) the hours worked and payments made to employees of any of the Debtors or any of their respective Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Law dealing with such matters; (c) all payments due from any of the Debtors or their respective Subsidiaries or for which any claim may be made against any of the Debtors or their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any of the Debtors or their respective Subsidiaries, as applicable, to the extent required by GAAP; (d) each of the Debtors and their Subsidiaries has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices (including for purposes of classification); and (e) the Debtors and their respective Subsidiaries have not and are not engaged in any unfair labor practice. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by the Transaction Agreements will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which any of the Debtors (or any predecessor) or any of their respective Subsidiaries is a party or by which any of the Debtors (or any predecessor) or any of their respective Subsidiaries is bound.

Section 4.15    Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Debtors and each of their Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without infringement upon the rights of any other Person (of which any of the Debtors and their Subsidiaries has been notified in writing), (b) to the Knowledge of the Company, none of the Debtors nor their respective Subsidiaries nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by such Person, is interfering with, infringing upon, misappropriating or otherwise violating any valid Intellectual Property Rights of any Person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the Knowledge of the Company, threatened.

Section 4.16    Title to Real and Personal Property. (a) Real Property. Each of the Debtors and each of their respective Subsidiaries has valid fee simple title to, or a valid leasehold interest in, or valid easements or other limited property interests in, all of its Real Properties and has valid title to its personal properties and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, and except where the failure (or failures) to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, the enforceability of the Debtors’ leasehold title in any leased Real Properties may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor’s rights generally or general principles of equity, including the Chapter 11 Cases. To the Knowledge of the Company, all such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)    Leased Real Property. Other than as a consequence of the Chapter 11 Cases and except as set forth on Section 4.16 of the Company Disclosure Schedules, each of the Debtors and each of their respective Subsidiaries is in compliance with all obligations under all leases to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Debtors or their Subsidiaries has received written notice of any good faith claim asserting that such leases are not in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Debtors and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)    Personal Property. Other than as a consequence of the Chapter 11 Cases, each of the Debtors and each of their Subsidiaries owns or possesses the right to use all of its personal property, without any conflict (of which any of the Debtors and their Subsidiaries has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Debtors or their respective Subsidiaries, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17    No Undisclosed Relationships. Other than Contracts or other direct or indirect relationships between or among any of the Debtors or their Subsidiaries, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among any of the Debtors or their Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of any of the Debtors, or Affiliate thereof, on the other hand that is required by the Exchange Act to be described in the Company’s filings with the SEC and that is not so described, except for the transactions contemplated by this Agreement. A correct and complete copy of any Contract existing as of the date hereof between or among any of the Debtors or their Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of any of the Debtors or their Subsidiaries, or Affiliate thereof, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, or any other Company SEC Document filed in 2019, or a copy has been provided or made available to the Commitment Parties prior to the date of this Agreement.

Section 4.18    Licenses and Permits. The Debtors and their Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, have made all declarations and filings with and have maintained all financial assurances required by, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the business, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Debtors or their Subsidiaries (a) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (b) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19    Environmental. Except as set forth in Section 4.19 of the Company Disclosure Schedules and as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, claim, demand, request for information, Order, complaint or penalty has been received by any of the Debtors or their Subsidiaries, and there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened which allege a violation of or liability under any Environmental Laws (including with respect to exposure to Hazardous Materials), in each case relating to any of the Debtors or their Subsidiaries, (b) each Debtor and each of their respective Subsidiaries has received (including timely application for renewal of the same), and maintained in full force and effect, all environmental permits, licenses and other approvals, and has maintained all financial assurances, in each case to the extent necessary for its operations to comply with all applicable Environmental Laws and is, and since January 1, 2017, has been, in compliance with the terms of such permits, licenses and other approvals and with all applicable Environmental Laws, (c) to the Knowledge of the Company, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by any of the Debtors or their Subsidiaries that has given rise or would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors under any Environmental Laws, (d) to the Knowledge of the Company, no Hazardous Material has been Released, generated, owned, treated, stored, transported or handled by any of the Debtors or their Subsidiaries, and none of the Debtors or their Subsidiaries has arranged for or permitted the disposal of Hazardous Material at any location in a manner that has given rise or would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors or their Subsidiaries under any Environmental Laws, and (e) no agreements in which any of the Debtors or their Subsidiaries has expressly assumed responsibility for any known obligation of any other Person arising under or relating to Environmental Laws that remains unresolved. Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.19 constitute the sole and exclusive representations and warranties in this Agreement with respect to any environmental, health or safety matters, including any arising under or relating to Environmental Laws.

Section 4.20    Tax Returns. (a) Except as would not reasonably be expected to be material to the Debtors and their Subsidiaries taken as a whole, (i) each of the Debtors and their Subsidiaries have filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it and (ii) each such Tax return is true and correct.(b) Each of the Debtors and their Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the date hereof, which Taxes, if not paid or adequately provided for, would reasonably be expected to be material to the Debtors taken as a whole, excluding Taxes being contested in good faith by appropriate proceedings and for which the Debtors or their Subsidiaries have set aside on their books adequate reserves in accordance with GAAP or to the extent the non-payment thereof is permitted by the Bankruptcy Code.

(c)    As of the date hereof, with respect to the Debtors, other than in connection with the Chapter 11 Cases and other than Taxes or assessments that are being contested in good faith and are not expected to result in negative adjustments that would be material, (i) no claims have been asserted in writing with respect to any material Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity.

(d)    None of the Debtors nor any of their Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period (or portion thereof) ending after the Closing Date as a result of any (1) installment sale or open transaction disposition made or entered into prior to the Closing, (2) prepaid amount received prior to the Closing, (3) election under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law), or (4) any adjustment pursuant to Section 481(a) of the Code (or any similar provision of state, local or non-U.S. Law) made or requested prior to the Closing or, to the Knowledge of the Company, proposed by any Governmental Entity prior to the Closing. None of the Debtors and their Subsidiaries has any material liability pursuant to or attributable to Section 965 of the Code.

(e)    The Debtors and each Subsidiary have complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Entity all material required amounts.

Section 4.21    Employee Benefit Plans. (a) None of the Debtors nor any of their ERISA Affiliates sponsor, maintain, contribute to, or has an obligation to contribute to, or has ever had any liability (contingent or otherwise) with respect to any Multiemployer Plan or any plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. No condition exists that could reasonably be expected to result in any liability or obligation (contingent or otherwise) to the Debtors or any of their respective ERISA Affiliates under Title IV of ERISA. The Deferred Compensation Assets of each Company Benefit Plan or Foreign Plan that is a non-qualified deferred compensation plan, including any supplemental retirement plan, equal or exceed the Deferred Compensation Liabilities of such plan.

(b)    Except as set forth in Section 4.21 of the Company Disclosure Schedules, none of the Debtors nor any of the Subsidiaries has established, sponsors or maintains, or has any liability (contingent or otherwise) with respect to, any defined benefit employee pension benefit plan (within the meaning of U.S. Accounting Standards Codification Topic 715-30) governed by or subject to the Laws of a jurisdiction other than the United States of America (a “Foreign Plan”).

(c)    Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors, there are no pending, or to the Knowledge of the Company, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Plan or Foreign Plan or any Person as fiduciary or sponsor of any Company Plan, or Foreign Plan in each case other than claims for benefits in the normal course.

(d)    Except as would not reasonably be expected to result, individually or in the aggregate, in a material liability to the Debtors, none of the Company Plans or Foreign Plans obligates any Debtor or any Debtor’s Subsidiary to provide, nor has any Debtor or any of their respective Subsidiaries promised or agreed to provide or otherwise has any liability (contingent or otherwise) with respect to, retiree or post-employment health, welfare or life insurance or benefits, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or for which the covered Person pays the full cost of coverage.

(e)    Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all compensation and benefit arrangements of the Debtors and their respective Subsidiaries and all Company Benefits Plans comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements. None of the Debtors or their respective Subsidiaries has any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code. Except as set forth in Section 4.21 of the Company Disclosure Schedules, on the Effective Date, no compensation or benefit plan, practice, program, policy, agreement, or arrangement will exist that, as a result of the Chapter 11 Cases or any transactions related thereto, including the transactions contemplated by this Agreement, will result in the acceleration of the time of payment or vesting, or a material increase in the amount of compensation or benefit due to any employee, director, or other service provider of any of the Debtors or any of their Subsidiaries.

Section 4.22    Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to the Knowledge of the Company, there are no material weaknesses in the Company’s internal control over financial reporting as of the date hereof.

Section 4.23    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

Section 4.24    Material Contracts. Other than as a result of the filing of the Chapter 11 Cases or any rejection motion filed by any of the Debtors in the Chapter 11 Cases and except as set forth on Section 4.24 of the Company Disclosure Schedules, all Material Contracts are valid, binding and enforceable by and against the Debtor party thereto and, to the Knowledge of the Company, each other party thereto (except where the failure to be valid, binding or enforceable does not constitute a Material Adverse Effect), and no written notice to terminate, in whole or part, any Material Contract has been delivered to any of the Debtors (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases or any rejection motion filed by any of the Debtors in the Chapter 11 Cases, none of the Debtors nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.25    No Unlawful Payments. Since January 1, 2014, none of the Debtors, their respective Subsidiaries or, to the Knowledge of the Company, any joint ventures of which the Debtors or their respective subsidiaries own at least forty-nine percent (49%) interest (such joint ventures, together with the Subsidiaries of such joint ventures, the “Joint Ventures”) nor, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has in any material respect: (a) used any funds of any of the Debtors, their respective Subsidiaries or to the Knowledge of the Company, the Joint Ventures for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (c) otherwise violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), or the UK Bribery Act 2010; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. No material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of the Debtors, their respective Subsidiaries and the Joint Ventures with respect to the FCPA, UK Bribery Act 2010 or similar applicable anti-corruption laws is pending or, to the Knowledge of the Company, threatened, and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in any manner that (i) would be material and adverse to the Debtors or their Subsidiaries, or (ii) to the Knowledge of the Company, would be material and adverse to the Joint Ventures. The Debtors, their respective Subsidiaries and to the Knowledge of the Company, the Joint Ventures have implemented and maintain in effect policies and procedures designed to ensure compliance by the Debtors, their respective Subsidiaries and the Joint Ventures and their respective directors, officers, employees and agents with the FCPA, UK Bribery Act 2010 and any other applicable anti-corruption laws.

Section 4.26    Compliance with Money Laundering Laws. The operations of the Debtors, their respective Subsidiaries, and to the Knowledge of the Company, the Joint Ventures are and, since January 1, 2017 have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the money laundering statutes of all jurisdictions in which the Debtors, their respective Subsidiaries and the Joint Ventures operate (and the rules and regulations promulgated thereunder) and any related or similar Laws (collectively, the “Money Laundering Laws”) and no material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of the Debtors or their respective Subsidiaries, or to the Knowledge of the Company, the Joint Ventures with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened, and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in any manner that (i) would be material and adverse to the Debtors or their Subsidiaries, or (ii) to the Knowledge of the Company, would be material and adverse to the Joint Ventures. The Debtors, their respective Subsidiaries and to the Knowledge of the Company, the Joint Ventures have implemented and maintain in effect policies and procedures designed to ensure compliance by the Debtors, their respective Subsidiaries, the Joint Ventures and their respective directors, officers, employees and agents with applicable Money Laundering Laws.

Section 4.27    Compliance with Sanctions Laws. None of the Debtors, their Subsidiaries or, to the Knowledge of the Company, the Joint Ventures nor, to the Knowledge of the Company, any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. None of the Debtors, their respective Subsidiaries or, to the Knowledge of the Company, the Joint Ventures, nor, to the Knowledge of the Company, any of their respective current or former directors, officers, employees, agents, controlled Affiliates or other Persons acting on their behalf with express authority to so act, has engaged since January 1, 2017, or is engaged, in any transaction(s) or activities which would result in a violation of Sanctions in any material respect. The Company will not directly or indirectly use the proceeds of the Equity Contributions, or lend, contribute or otherwise make available such proceeds to any other Debtor, its Subsidiaries, joint venture partner (including the Joint Ventures) or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently subject to any Sanctions. No material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of the Debtors, their respective Subsidiaries and the Joint Ventures with respect to Sanctions is pending or, to the Knowledge of the Company, threatened, and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in any manner that (i) would be material and adverse to the Debtors or their Subsidiaries, or (ii) to the Knowledge of the Company, would be material and adverse to the Joint Ventures. The Debtors, their respective Subsidiaries and to the Knowledge of the Company, the Joint Ventures, have implemented and maintain in effect policies and procedures designed to ensure compliance by the Debtors, their respective Subsidiaries and the Joint Ventures, and their respective directors, officers, employees and agents with applicable Sanctions.

Section 4.28    No Broker’s Fees. None of the Debtors or any of their respective Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Equity Contributions or the sale of the Equity Commitment Shares.

Section 4.29    Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Equity Commitment and the other transactions contemplated by this Agreement.

Section 4.30    Investment Company Act. None of the Debtors or any of their respective Subsidiaries is, or immediately after giving effect to the consummation of the Restructuring will be, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and this conclusion is based on one or more bases or exclusions other than Sections 3(c)(1) and 3(c)(7) of the Investment Company Act, including that none of the Debtors or their Subsidiaries comes within the basic definition of ‘investment company’ under section 3(a)(1) of the Investment Company Act.

Section 4.31    Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Debtors and their respective Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses in similar geographies; (b) all premiums due and payable in respect of material insurance policies maintained by the Debtors and their respective Subsidiaries have been paid; (c) the Company reasonably believes that the insurance maintained by or on behalf of the Debtors and their respective Subsidiaries is adequate in all material respects; and (d) as of the date hereof, to the Knowledge of the Company, none of the Debtors or their respective Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Debtors or their respective Subsidiaries of any cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party, severally and not jointly, represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1    Incorporation. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 5.2    Corporate Power and Authority. Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3    Execution and Delivery. This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) upon entry of the Confirmation Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4    No Registration. Such Commitment Party understands that (a) the Equity Commitment Shares and, if applicable, any shares of Common Shares issued to such Commitment Party in satisfaction of the Commitment Premium have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the Equity Commitment Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.5    Purchasing Intent. Such Commitment Party is acquiring the Equity Commitment Shares and, if applicable, any Common Shares issued to such Commitment Party in satisfaction of the Commitment Premium for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.6    Accredited Investor. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act.

Section 5.7    No Conflict. Assuming that the consents referred to in clauses (a) through (g) of Section 4.7 are obtained, the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Commitment Party is party or is bound or to which any of the property or assets or such Commitment Party are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Commitment Party and (c) will not result in any material violation of any Law or Order applicable to such Commitment Party or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement.

Section 5.8    Sufficiency of Funds. Such Commitment Party has, or will have as of the Purchase Escrow Funding Date, sufficient available funds to fulfill its obligations under this Agreement and the other Transaction Agreements.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1    Confirmation Order and Solicitation Order. The Company shall (a) request a hearing to consider approval of the ECA Approval Order on shortened notice for the earliest date available to the Court, and (b) use its best efforts to (x) obtain the entry of the ECA Approval Order as promptly as practicable after such hearing, (y) obtain the entry of the Plan Solicitation Order and the Confirmation Order and (z) cause the Plan Solicitation Order and Confirmation Order to become a Final Order (and request that such Orders be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), in each case (y) and (z), as soon as reasonably practicable following the filing of the respective motion seeking entry of such Orders. The Company shall provide to each of the Commitment Parties and its counsel copies of the proposed motions seeking entry of the ECA Approval Order, Plan Solicitation Order and Confirmation Order and a copy of such proposed Orders, and a reasonable opportunity to review and comment on such motions and such Orders prior to such motions and such Orders being filed with the Bankruptcy Court, and such motions and such Orders must be in form and substance satisfactory to the Requisite Commitment Parties and the Company. Counsel to the Commitment Parties will provide the Company and its counsel with copies of the proposed ECA Approval Order and a reasonable opportunity to review and comment on such Order prior to such Order being filed with the Bankruptcy Court, and such Order shall be in form and substance satisfactory to the Requisite Commitment Parties and the Company. Any amendments, modifications, changes or supplements to any of the ECA Approval Order, Plan Solicitation Order and Confirmation Order, and any of the motions seeking entry of such Orders, shall be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

Section 6.2    Confirmation Order; Plan and Disclosure Statement. The Debtors shall use their best efforts to obtain entry of the Confirmation Order. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Plan and the Disclosure Statement and any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement, and a reasonable opportunity to review and comment on such documents, and each such amendment, modification, supplement or change to the Plan or the Disclosure Statement must be in form and substance satisfactory (including as to the corporate structure of the Debtors) to each of the Requisite Commitment Parties and the Company. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Confirmation Order (together with copies of any briefs, pleadings and motions related thereto) and a reasonable opportunity to review and comment on such Order, briefs, pleadings and motions prior to such Order, briefs, pleadings and motions being filed with the Bankruptcy Court, and such Order, briefs, pleadings and motions must be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

Section 6.3    Conduct of Business. Except as set forth in this Agreement or with the prior written consent of Requisite Commitment Parties (requests for which, including related information, shall be directed to the counsel and financial advisors to the Commitment Parties), during the period from the date of this Agreement to the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (a) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and use its commercially reasonable best efforts to: (i) preserve intact its business; (ii) keep available the services of its officers and employees; (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries in connection with their business; and (iv) with respect to the Company, file Company SEC Documents (including, without limitation, its financial statements) with the SEC within the time periods required under the Exchange Act; and (b) the Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into any transaction that is material to their business other than: (A) transactions in the ordinary course of business and (B) transactions expressly contemplated by the Transaction Agreements or (ii) commit to or engage in new capital expenditures other than (A) those that are required pursuant to agreements to which the Company or its Subsidiaries are a party as of the date hereof that have been made available to the Commitment Parties and (B) in the ordinary course of business consistent with past practice.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Company and shall require the prior written consent of the

Requisite Commitment Parties to the extent not contemplated by the Transaction Agreements: (1) any material amendment, material modification, termination, material waiver, material supplement, material restatement or other material change to any Material Contract (other than any Material Contracts that are otherwise addressed by clause (3) below); (2) entry into, or any amendment, modification, termination (other than for cause), waiver, supplement or other change to, any employment agreement to which the Company or any of its Subsidiaries is a party or any assumption of any such employment agreement in connection with the Chapter 11 Cases; or (3) the adoption or material amendment of any management or employee incentive, retention, severance, or equity-based plan, program, policy, agreement or arrangement by any of the Debtors. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall give the Commitment Parties, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Company and its Subsidiaries.

Section 6.4    Access to Information; Confidentiality; Cleansing Materials. (a) Subject to applicable Law and Section 6.4(b), upon reasonable notice during the Pre-Closing Period, the Debtors shall afford the Commitment Parties and their Representatives upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the Debtors’ business or operations, to the Debtors’ employees, properties, books, Contracts and records and, during the Pre-Closing Period, the Debtors shall furnish promptly to such parties all reasonable information concerning the Debtors’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Debtors (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would cause any of the Debtors to violate any of their respective obligations with respect to confidentiality to a third party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (ii) to disclose any legally privileged information of any of the Debtors or (iii) to violate any applicable Laws or Orders. All requests for information and access made in accordance with this Section 6.4 shall be directed to an executive officer of the Company or such Person as may be designated by the Company’s executive officers.

(b)     From and after the date hereof until the date that is one (1) year after the expiration of the Pre-Closing Period, each Commitment Party shall, and shall cause its Representatives to, (i) keep confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Commitment Party or its Representatives pursuant to Section 6.4(a) or in connection with a request for approval pursuant to Section 6.3 (except that provision or disclosure may be made to any Affiliate or Representative of such Commitment Party who needs to know such information for purposes of this Agreement or the other Transaction Agreements and who is subject to an obligation of confidentiality sufficient to ensure compliance with this Section 6.4(b) (and such Commitment Party will remain liable for any breach of such terms by any such Affiliate or Representative)), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (A) is now or subsequently becomes generally available to the public through no violation of this Section 6.4(b), (B) becomes available to a Commitment Party or its Representatives on a non-

confidential basis from a source other than any of the Debtors or any Person that is representing itself to be one of their respective Representatives, (C) becomes available to a Commitment Party or its Representatives through document production or discovery in connection with the Chapter 11 Cases or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Cases or other such process, or (D) such Commitment Party or any Representative thereof is required to disclose pursuant to judicial or administrative process or pursuant to applicable Law or applicable securities exchange rules; provided, that, such Commitment Party or such Representative shall provide the Company with prompt written notice of such requirement and reasonably cooperate with the Company’s efforts to obtain a protective Order or similar remedy to cause such information or documents not to be disclosed at the Company’s sole cost and expense; provided, further, that, in the event that such protective Order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such information or documents that is required to be disclosed and shall exercise its commercially reasonable efforts (at the Company’s sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents. Notwithstanding the foregoing, any Commitment Party or its Affiliates or Representatives may disclose such information or documents without notice of any kind to any regulatory authority (including any self-regulatory authority) in connection with any routine examination, investigation, regulatory sweep or other regulatory inquiry not specifically targeted to the disclosing party. The Debtors acknowledge that certain Commitment Parties are private investment firms and that nothing contained herein shall prevent such Commitment Parties from considering or making other investments in or relating to, or otherwise using such Commitment Party’s general knowledge about, the industry.

(c)    Except as required by this Agreement and the other Transaction Agreements, each of the Debtors agrees that it shall not directly disclose any material non-public information to any Commitment Party or its Representatives without the execution and delivery by the disclosing Debtor and such Commitment Party of a non-disclosure agreement containing customary cleansing mechanisms. For the avoidance of doubt, the provision of this Section 6.4 shall not limit trading or other transfer of the Common Shares following the Closing.

Section 6.5    Reorganized Company(a) . If, in accordance with Section 6.2, the Plan provides that a Person other than the Company (a “New Parent”) serve as the parent entity of the Debtors, then this Agreement shall be amended as necessary to reflect such determination, and the Debtors shall use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to effectuate such restructuring, including, if applicable, causing the New Parent to enter into and become a party to this Agreement and become fully bound by the agreements and obligations of the Debtors hereunder and make the representations and warranties made by the Debtors hereunder and thereunder.

Section 6.6    Commercially Reasonable Efforts. (a) Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, each Party shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things that are reasonably necessary in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:

(i)    timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary to be obtained from any third party or Governmental Entity;

(ii)    defending any Legal Proceedings in any way challenging (A) this Agreement, the Plan, the Registration Rights Agreement or any other Transaction Agreement, (B) the ECA Approval Order, Plan Solicitation Order or Confirmation Order or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

(iii)    working together in good faith to finalize the Reorganized Company Corporate Documents, Transaction Agreements, the Registration Rights Agreement and all other documents relating thereto for timely inclusion in the Plan and filing with the Bankruptcy Court.

(b)    Without limitation to Sections 6.1 and 6.2, to the extent exigencies permit, the Company shall provide or cause to be provided a draft of all motions, applications, pleadings, schedules, Orders, reports or other material papers (including all material memoranda, exhibits, supporting affidavits and evidence and other supporting documentation) in the Chapter 11 Cases relating to or affecting the Transaction Agreements in advance of filing the same with the Bankruptcy Court. All such motions, applications, pleadings, schedules, Orders, reports and other material papers shall be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

(c)    Nothing contained in this Section 6.6 shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases.

Section 6.7    Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Equity Commitment Shares issued hereunder for sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Equity Commitment Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.7.

Section 6.8     No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Equity Commitment Shares in a manner that would require registration of the

Equity Commitment Shares to be issued by the Company on the Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Equity Commitment Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 6.9    DTC Eligibility; CUSIP. At the request of the Requisite Commitment Parties, the Company shall use reasonable efforts to promptly (a) make, when applicable from time to time after the Closing, all Common Shares without a Legend eligible for deposit, clearance and settlement with DTC in accordance with applicable DTC rules and procedures and (b) obtain “restricted” and “unrestricted” CUSIP identifiers for the Common Shares and (c) facilitate the possible transfer of the Common Shares pursuant to Rule 144A, including through compliance with the requirements under Rule 144A(d)(4). The Common Shares shall not be subject to any transfer restrictions, including, without limitation, any rights of first offer or rights of first refusal provisions, other than customary provisions relating to the protection of net operating losses, if any, to be agreed upon by the Requisite Commitment Parties and any restrictions resulting from the operation of state or federal securities laws.

Section 6.10    Use of Proceeds. The Debtors will apply the proceeds from the sale of the Equity Commitment Shares for the purposes identified in the Disclosure Statement, the Restructuring Term Sheet and the Plan.

Section 6.11    Share Legend. Each certificate evidencing all Equity Commitment Shares that are issued in connection with this Agreement, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such Equity Commitment Shares are uncertificated, such Equity Commitment Shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation.

The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate Company records, in the case of uncertified shares) upon request at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act without limitation. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.

Section 6.12    Antitrust Approval. (a) Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the Plan and the other Transaction Agreements, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable and no later than fifteen (15) Business Days following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.

(b)    The Company and each Commitment Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements that has notified the Company in writing of such obligation (each such Commitment Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Requisite Commitment Parties and the Company.

(c)    Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d)    The Company and each Filing Party shall use their commercially reasonable efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.12 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.12 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan or the other Transaction Agreements.

Section 6.13    Alternative Transaction. The Company and the other Debtors shall not and shall cause their respective Representatives not to, seek, solicit, propose or knowingly encourage any Alternative Transaction; provided that if any of the Debtors receive an unsolicited proposal or expression of interest regarding any Alternative Transaction from and after the date hereof until the earlier of the Effective Date and termination of this Agreement in accordance with its terms, (i) the Debtors shall promptly notify counsel to the Commitment Parties of any such proposal or expression of interest, with such notice to include the material terms thereof, including (unless prohibited by a separate agreement) the identity of the person or group of persons involved, (ii) the Debtors shall be permitted to discuss the terms of such proposal or expression of interest to the extent required by the Debtors’ fiduciary duties, and (iii) the Debtors shall promptly furnish counsel to the Commitment Parties with copies of any written offer, oral offer, or any other information that they receive relating to the foregoing and shall promptly inform counsel to the Commitment Parties of any material changes to such proposals.

Section 6.14     Financing. Each of the Debtors shall (and the Debtors shall cause FTI to) use their respective best efforts to procure two hundred twenty five million dollars ($225,000,000) of Effective Date Funded Debt (as defined in the Restructuring Term Sheet) as promptly as practicable and in any event before July 26, 2019.

Section 6.15    Transaction Support; Transfer of Claims.

(a) Restructuring Support. During the Support Period, subject to the terms and conditions hereof, each Commitment Party agrees, severally and not jointly, that it shall:

(i)    support the transactions contemplated by this Agreement and the Restructuring Term Sheet and take all reasonable actions necessary or reasonably requested by the Company to effectuate the transactions contemplated by this Agreement and the Restructuring Term Sheet, in each case in a manner consistent with this Agreement;

(ii)    not, directly or indirectly, seek, solicit, support, knowingly encourage, propose, assist, consent to, vote for, or enter into any agreement with any non-Party regarding, any Alternative Transaction;

(iii)    not, directly or indirectly, or knowingly encourage any other Person to, directly or indirectly, (A) object to, delay, postpone, challenge, oppose, impede, or take any other action or any inaction to knowingly interfere with or delay the acceptance, implementation, or consummation of the Plan on the terms set forth in this Agreement, the Restructuring Term Sheet and any other applicable Transaction Agreement, including, without limitation, commencing or joining with any Person in commencing any litigation or involuntary case for relief under the Bankruptcy Code against any Debtor or any subsidiary thereof; (B) solicit, negotiate, propose, file, support, enter into, consummate, file with the Bankruptcy Court, vote for, or otherwise knowingly take any other action in furtherance of any restructuring, workout, plan of arrangement, or plan of reorganization for the Company that is inconsistent with this Agreement; (C) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the Company or any direct or indirect subsidiaries of the Company that do not file for chapter 11 relief under the Bankruptcy Code, except in a manner consistent with this Agreement; or (D) object to or oppose, or support any other Person’s efforts to object to or oppose, any motions filed by the Company that are consistent with this Agreement;

(iv)      subject to the receipt of the Disclosure Statement and related materials, it shall (A) timely vote or cause to be voted any Claims it holds to accept the Plan (to the extent permitted to vote) by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis following commencement of the solicitation of acceptances of the Plan in accordance with sections 1125(g) and 1126 of the Bankruptcy Code; (B) not change or withdraw such vote or the elections described below (or cause or direct such vote or elections to be changed or withdrawn) during the Support Period; provided, however, that nothing in this Agreement shall prevent any Party from changing, withholding, amending, or revoking (or causing the same) its timely election or vote with respect to the Plan if this Agreement has been terminated with respect to such Party; and (C) to the extent it is permitted to elect whether to opt into or opt out of the releases set forth in the Plan, elect to opt into or not elect to opt out of the releases, as applicable, set forth in the Plan by timely delivering its duly executed and completed ballot or ballots indicating such election; and

(v)      support and take all reasonable actions reasonably requested by the Company to facilitate the implementation and, if applicable, approval of the Disclosure Statement and confirmation and consummation of the Plan;

Notwithstanding the foregoing, nothing in this Agreement shall prohibit any Consenting Party from (1) appearing as a party-in-interest in any matter arising in the Chapter 11 Cases or (2) enforcing any right, remedy, condition, consent, or approval requirement under this Agreement or any other Transaction Agreement, provided that, in each case, any such action is not inconsistent with such Consenting Party’s obligations hereunder. The Parties agree that this Agreement does not constitute a commitment to, nor shall it obligate any of the Parties to, provide any new financing or credit support except as expressly contemplated by this Agreement or the Restructuring Term Sheet.

(b)      During the Support Period, each Commitment Party agrees, solely with respect to itself, that it shall not Transfer any ownership (including any beneficial ownership) in its Claims against or equity interests in any Debtor or any of their respective Affiliates, or any option thereon or any right or interest therein (including by granting any proxies or depositing any interests in such Claims or equity interests into a voting trust or by entering into a voting agreement with respect to such Claims or equity interests), unless the intended transferee (1) is another Commitment Party, (2) as of the date of such Transfer, the Commitment Party controls, is controlled by, or is under common control with such transferee or is an affiliate, affiliated fund, or affiliated entity with a common investment advisor or (3) executes and delivers to counsel to the Company an executed Joinder Agreement at the same time or before such Transfer is effective (it being understood that any Transfer shall not be effective as against the Company until notification of such Transfer and a copy of the executed Joinder Agreement (if applicable) is received by counsel to the Company, in each case, on the terms set forth herein) (such transfer, a “Permitted

Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”). For the avoidance of doubt, a Permitted Transferee shall be bound to the obligations set forth in the prior sentence.

(c)      This Agreement shall in no way be construed to preclude the Commitment Parties from acquiring additional Claims against or equity interests in any Debtor or any of their respective Affiliates; provided that any acquired Claims or equity interests shall automatically and immediately upon acquisition by a Commitment Party be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).

(d)      Assuming compliance with Section 6.4(c), this Section 6.15 shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Commitment Party to Transfer any Claims or equity interests. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information (each such executed agreement, a “Confidentiality Agreement”), the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms.

(e)      Any Transfer made in violation of this Section 6.15 shall be void ab initio.

Section 6.16    Registration Rights Agreement; Reorganized Company Corporate Documents. The Plan will provide that from and after the Closing Date each holder of Common Shares (including any Common Shares issued as Equity Commitment Shares and any Common Shares issued in respect of the Commitment Premium pursuant to Article III) that are “control” or “restricted” securities shall be entitled to registration rights pursuant to a registration rights agreement, which agreement shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Company (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan or an amendment or supplement thereto.

(b)       The Plan will provide that on the Effective Date the Reorganized Company Corporate Documents will be approved, adopted and effective. Forms of the Reorganized Company Corporate Documents shall be filed with the Bankruptcy Court as part of the Plan or an amendment or supplement thereto. Such Reorganized Company Corporate Documents shall provide that any Common Shares shall be issued in compliance with (and in such a manner as to ensure the Reorganized Company remains compliant with) applicable regulatory requirements.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1    Conditions to the Obligations of the Commitment Parties. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:

(a)      ECA Approval Order. The Bankruptcy Court shall have entered the ECA Approval Order, which shall be in form and substance satisfactory to the Requisite Commitment Parties, and such Order shall be a Final Order.

(b)      Plan Solicitation Order. The Bankruptcy Court shall have entered the Plan Solicitation Order, which shall be in form and substance satisfactory to the Requisite Commitment Parties, and such Order shall be in full force and effect.

(c)      Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance satisfactory to the Requisite Commitment Parties, and such Order shall be a Final Order.

(d)      Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the Closing) set forth in the Plan shall have been satisfied or, with the prior consent of the Requisite Commitment Parties, waived in accordance with the terms of the Plan.

(e)      Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(f)      Registration Rights Agreement; Reorganized Company Corporate Documents.

(i)      The Registration Rights Agreement shall have been executed and delivered by the Company, shall otherwise have become effective with respect to the Commitment Parties and the other parties thereto, and shall be in full force and effect.

(ii)      The Reorganized Company Corporate Documents shall duly have been approved and adopted and shall be in full force and effect.

(g)      Expense Reimbursement. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursement invoiced through the Closing Date pursuant to Section 3.3.

(h)      Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(i)      Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(j)      No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(k)      Representations and Warranties.

(i)      The representations and warranties of the Debtors contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.14, 4.21, 4.25, 4.26, 4.27 and 4.30 shall be true and correct in all material respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)      The representations and warranties of the Debtors contained in this Agreement other than those referred to in clause (i) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date or will be true and correct in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(l)      Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(m)      Material Adverse Effect. Since the date hereof, there shall not have occurred, and there shall not exist, any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)      Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.1(k), (l), and (m) have been satisfied.

(o)      Liquidity. As of the Effective Date, after giving effect to the transactions contemplated by the Plan and Transaction Agreements, (i) the Company and its subsidiaries shall have not more than $225,000,000 of funded debt on a consolidated basis (inclusive of any reinstated debt), which debt shall be on terms reasonably acceptable to the Requisite Commitment Parties, and (ii) the Company and its subsidiaries shall have at least $75,000,000 of unrestricted cash on the their consolidated balance sheet (after taking into account the Effective Date Funded Debt (as defined in the Restructuring Term Sheet)).

(p)      Commitment Premium. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) to each Initial Commitment Party the applicable Commitment Premium as set forth in Section 3.2.

(q)      Funding Notice. The Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

(r)      Restructuring Term Sheet. The Restructuring Term Sheet shall be in effect and not otherwise terminated.

Section 7.2     Waiver of Conditions to Obligations of Commitment Parties. All or any of the conditions set forth in Sections 7.1 may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver, provided that any such waiver that would have the effect of amending, restating, modifying, or changing this Agreement or any of such Commitment Party’s rights hereunder in a manner that would otherwise require any Commitment Party’s consent pursuant to Section 10.7 shall also require the consent of such Commitment Party.

Section 7.3      Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby with any Commitment Party is subject to (unless waived by the Company in writing in its sole discretion) the satisfaction of each of the following conditions:

(a)      ECA Approval Order;. The Bankruptcy Court shall have entered the ECA Approval Order, and such Order shall be a Final Order.

(b)      Plan Solicitation Order. The Bankruptcy Court shall have entered the Plan Solicitation Order, and such Order shall be in full force and effect.

(c)      Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such Order shall be a Final Order.

(d)      Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(e)      Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(f)      No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(g)      Representations and Warranties. The representations and warranties of the Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date), except where the failure to be so true and correct would not, individually or in the aggregate, prevent or materially impede the Commitment Parties from consummating the transactions contemplated by this Agreement.

(h)      Covenants. The Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date, except where the failure to perform or comply would not, individually or in the aggregate, prevent or materially impede the Commitment Parties from consummating the transactions contemplated by this Agreement.

(i)      Restructuring Term Sheet. The Restructuring Term Sheet shall be in effect and not otherwise terminated.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1     Indemnification Obligations. Following the entry of the ECA Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Commitment Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement and the transactions contemplated hereby, including the Equity Commitment, the payment of the Commitment Premium or the use of the proceeds of the Equity Commitments, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction only to preserve attorney client and work product privileges) legal or other third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party, its Related Parties or any Indemnified Person related thereto, related to a Commitment Party Default by such Commitment Party, (b) as to each Debtor, their Related Parties or any Indemnified Person related thereto, related to a breach, default or violation of any agreement or contract by any Commitment Party to any third party Person not party to this Agreement, the Plan or any other Transaction Agreement as a result of entering in to or consummating this Agreement and the transactions contemplated hereby or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2     Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party promptly in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.

Section 8.3     Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4     Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. Subject to Section 9.6, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Parties in connection with an Indemnified Claim.

Section 8.5     Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price solely for Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement. The ECA Approval Order shall provide that the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.

Section 8.6     No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.

ARTICLE IX

TERMINATION

Section 9.1     Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Requisite Commitment Parties.

Section 9.2     Automatic Termination. Except as otherwise provided in this Article IX, this Agreement shall terminate automatically without further action or notice by any Party if any of the following occurs:

(a)      any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement or the other Transaction Agreements;

(b)      (i) any of the Chapter 11 Cases shall have been dismissed or converted to a chapter 7 case or (ii) a chapter 11 trustee with plenary powers or an examiner with enlarged powers relating to the operation of the businesses of the Debtors beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases or the Debtors shall file a motion or other request for such relief; or

(c)      (i) failure to procure two hundred twenty five million dollars ($225,000,000) of Effective Date Funded Debt (as defined in the Restructuring Term Sheet) pursuant to Section 6.14, or (ii) a determination of the Debtors’ Chief Restructuring Officer on the Financing Deadline (as defined in the Restructuring Term Sheet) that no financing proposal (x) has a reasonably high likelihood to close on or before the Effective Date, and (y) shall be sufficient to fund the payment of the Allowed Thirty Two Claim on the Effective Date.

Section 9.3     Termination by the Debtors. This Agreement may be terminated by the Debtors upon written notice to each Commitment Party if:

(a)      the Bankruptcy Court denies entry of the ECA Approval Order;

(b)      the Closing Date has not occurred by the Outside Date (as the same may be extended pursuant to Section 9.4(e) or Section 2.2(a)), unless prior thereto the Effective Date occurs and the Equity Contributions have been made; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(b) if it is then in willful or intentional breach of this Agreement;

(c)      subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.2(a) (which will be deemed to cure any breach by the replaced Commitment Party pursuant to this subsection (c), (i) any Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 7.3(g) or Section 7.3(h) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to such

Commitment Party, and (iii) such breach or inaccuracy is not cured by such Commitment Party by the fifth (5th) Business Day after receipt of such notice; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(c) if it is then in willful or intentional breach of this Agreement; or

(d)      the board of directors of the Company elects to enter into an Alternative Transaction in the exercise of its fiduciary duties.

Section 9.4     Termination by the Requisite Commitment Parties This Agreement may be terminated as to all Commitment Parties by the Requisite Commitment Parties upon written notice to the Company if:

(a)      any of the ECA Approval Order, Plan Solicitation Order or the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered or is modified or amended in any material respect after entry without the prior written consent of the Requisite Commitment Parties;

(b)      any of this Agreement, Disclosure Statement, Plan or any documents related to the Plan, including notices, exhibits or appendices is amended or modified in any material respect without the prior written consent of the Requisite Commitment Parties;

(c)      (i) (A) the Debtors have willfully and materially breached their obligations under Section 6.13, (B) a Commitment Party delivers written notice of such breach to the Company, and (C) such breach is not cured by the Company by the fifth (5th) Business Day after receipt of such notice, (ii) the Bankruptcy Court approves or authorizes an Alternative Transaction or (iii) the Company or any of its Subsidiaries enters into any Contract or written agreement in principle providing for the consummation of any Alternative Transaction; provided, that the Commitment Parties shall not have the right to terminate this Agreement pursuant to this Section 9.4(c) if they are then in willful or intentional breach of this Agreement;

(d)      the Company or any other Debtor suspends or revokes the Transaction Agreements, or publicly announces its intention to do so; provided, that the Commitment Parties shall not have the right to terminate this Agreement pursuant to this Section 9.4(d) if they are then in willful or intentional breach of this Agreement;

(e)      the Closing Date has not occurred by 11:59 p.m., New York City time on September 30, 2019 (as it may be extended pursuant to this Section 9.4(e) or Section 2.2(a), the “Outside Date”), unless prior thereto the Effective Date occurs and the Equity Contributions have been made; provided, that, the Outside Date (x) may be waived or extended with the prior written consent of the Requisite Commitment Parties, provided that any extension beyond October 31, 2019 (the “End Outside Date”) shall give rise to the termination rights of the Commitment Parties set forth in Section 9.5(a), and (y) shall be automatically extended to the extent the Effective Date has not occurred solely as a result of a delay in obtaining necessary governmental approvals, but not beyond December 31, 2019;

(f)

(i)    (1) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 7.1(k), 7.1(l) or 7.1(m) not to be satisfied, (2) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (3) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (4) as a result of such failure to cure, any condition set forth in Sections 7.1(k), 7.1(l) or 7.1(m) is not capable of being satisfied; or

(ii)    (1) the Company or the other Debtors shall have intentionally or willfully breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement and such intentional or willful breach would, individually or in the aggregate, cause a condition set forth in Sections 7.1(k), 7.1(l) or 7.1(m) not to be satisfied, (2) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (3) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (4) as a result of such failure to cure, any condition set forth in Sections 7.1(k), 7.1(l) or 7.1(m) is not capable of being satisfied;

provided, that, this Agreement shall not terminate pursuant to this Section 9.4(f) if the Requisite Commitment Parties are then in willful or intentional breach of this Agreement; or

(g)    a termination of the Debtor’s authority to use cash collateral.

Section 9.5    Termination by any Commitment Party. (a) In the event there is any waiver or extension of the Outside Date beyond the End Outside Date pursuant to Section 9.4(e)(x) then any Commitment Party that did not consent thereto (each, a “Terminating Commitment Party”) may elect, within seven (7) days of such waiver or extension, as applicable, to terminate this Agreement, as to itself only, by delivering written notice to the Company and the Committee of such election. Upon such election, (a) the Commitment Parties (other than the Terminating Commitment Parties) shall automatically assume the Equity Commitments of the Terminating Commitment Parties on a pro rata basis according to such Commitment Parties’ Commitment Percentages (relative to the aggregate Equity Commitments provided by the Commitment Parties (other than the Terminating Commitment Parties)) at the time of the election by the Terminating Commitment Party to withdraw (provided, that following the delivery of a notice by a Terminating Commitment Party under this Section 9.5(a), the Commitment Parties shall have at least five (5) Business Days to make arrangements to assume the Equity Commitments of the Terminating Commitment Party) and (b) the Terminating Commitment Parties shall automatically cease to be a party to this Agreement and will no longer have any rights as a Commitment Party (and, for the avoidance of doubt, the Terminating Commitment Parties shall not be entitled to receive any portion of the Commitment Premium). Any Equity Commitments assumed by a Commitment Party in accordance with this Section 9.5(a) shall be included, among other things, in the determination of (x) the Final Equity Commitment, the Equity Commitment Percentage and, if applicable, the Initial Equity Commitment and the Initial Equity

Commitment Percentage of such Commitment Party for purposes of Section 2.2 and, if applicable, allocation of Commitment Premium pursuant to Section 3.1 and (y) the Equity Commitment of such party for purposes of the definition of “Requisite Commitment Parties”.

(b)    In the event that the Requisite Commitment Parties do not exercise their right to terminate this Agreement pursuant to Section 9.4, any Commitment Party may elect to terminate this Agreement as to itself (subject to Section 9.6 and without termination of its obligations under Section 6.15) (i) following a Transfer of its Equity Commitment pursuant to Section 2.5 or (ii) with the consent of the Debtors.

Section 9.6    Effect of Termination. (a) Upon termination of this Agreement pursuant to Sections 9.1 through 9.4, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided, that subject to the entry of the ECA Approval Order (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in Section 6.4(b), this Section 9.6 and Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10, nothing in this Section 9.6 shall relieve any Party from liability for its gross negligence, willful misconduct or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b)    Solely in the event that (i) this Agreement is terminated pursuant to Section 9.3(d), Section 9.4(c)(i), Section 9.4(c)(iii), or Section 9.4(d), each in connection with an Alternative Transaction; (ii) the Commitment Parties are not in material default under this Agreement; (iii) the Debtors have obtained, or are reasonably likely to obtain, the Effective Date Funded Debt (as defined in the Restructuring Term Sheet), or would have been reasonably likely to obtain the Effective Date Funded Debt but for the actions taken or omissions made by or on behalf of the Debtors resulting in the termination described in clause (i), in each case on terms reasonably acceptable to the Debtors as determined by the Debtors’ Chief Restructuring Officer in good faith and (iv) the Restructuring Term Sheet has not been terminated; then (A) if the ECA Approval Order has been entered, the Debtors shall pay an amount equal to (x) in the case of a termination pursuant to Section 9.3(d), $3,750,000, and (y) in the case of a termination pursuant to Section 9.4(c)(i), Section 9.4(c)(iii), or Section 9.4(d), the Commitment Premium, in each case in cash to the Initial Commitment Parties or their designees based upon their respective Initial Equity Commitment Percentages on the date of termination, by wire transfer of immediately available funds to such accounts as the Initial Commitment Parties may designate within three (3) Business Days following the consummation of such Alternative Transaction or (B) if no ECA Approval Order has been entered, the Debtors shall pay any Expense Reimbursement in cash to the Initial Commitment Parties or their designees, by wire transfer of immediately available funds to such accounts as the Initial Commitment Parties may designate within three (3) Business Days following such termination and receipt of invoices therefor.

(c)    The Commitment Premium or Expense Reimbursement payable pursuant to this Section 9.6 shall constitute an allowed administrative expense claim of the Debtors’ estates pursuant to sections 503(b) and 507 of the Bankruptcy Code. Except as specifically set forth in this Section 9.6, the Commitment Premium shall not be payable upon the termination of this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)	If to the Company or the other Debtors:

Bob Del Genio

c/o PHI, Inc.

PO Box 90808

Lafayette, LA 70509

Facsimile:

Email:

with a copy (which shall not constitute notice) to:

Thomas Califano

1251 Avenue of the Americas

New York, New York

10020-1104

Facsimile:

Email:

(b)	If to the Committee:

Milbank LLP

Attn: Samuel A. Khalil

55 Hudson Yards

New York, New York 10001

Tel:

Email:

(c)        If to the Commitment Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth opposite each such Commitment Party’s name on Schedule 2.

Section 10.2    Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.2 or Section 2.5 and any purported assignment in violation of this Section 10.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 10.3    Prior Negotiations; Entire Agreement. (a) This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties will each continue in full force and effect.

(b)    Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND (B) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE

BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

Section 10.7    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Requisite Commitment Parties; provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) modify such Commitment Party’s Final Equity Commitment, Initial Equity Commitment, Equity Commitment Percentage or Initial Equity Commitment Percentage, (ii) increase the Purchase Price to be paid in respect of the Equity Commitment Shares, or (iii) have a materially adverse and disproportionate effect on such Commitment Party, (b) the prior written consent of each Commitment Party shall be required for any amendment that would, directly or indirectly modify a Significant Term and (c) the consent of the Company and any Commitment Parties shall not be required to admit any Subsequent Commitment Parties as parties to this Agreement or to Schedule 1 or Schedule 2 in accordance with the terms of this Agreement. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.1 and 7.3, the waiver of which shall be governed solely by Article VII, the waiver of which shall be governed by their respective terms) may be waived (A) by the Debtors only by a written instrument executed by the Company and (B) by the Requisite Commitment Parties only by a written instrument executed by the Requisite Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 10.8    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10  Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 10.11  No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Equity Commitment Shares or its Equity Commitment.

Section 10.12  Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, it being understood that nothing in this Section 10.12 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Cases.

Section 10.13  Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement). The Parties agree that any valuations of the Company’s or other Debtor’s assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including determining recoveries under the Plan, and that this Agreement does not limit the Parties’ rights regarding valuation in the Chapter 11 Cases.

Section 10.14  No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 10.15.  Severability. In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PHI, INC.

By:	/s/ Lance Bospflug
Name: Lance Bospflug
Title: President & COO

PHI AIR MEDICAL, LLC

By:	/s/ Trudy McConnaughhay
Name: Trudy McConnaughhay
Title: Manager

AM EQUITY HOLDINGS, L.L.C.

By:	/s/ Trudy McConnaughhay
Name: Trudy McConnaughhay
Title: Director

PHI TECH SERVICES, INC.

By:	/s/ Trudy McConnaughhay
Name: Trudy McConnaughhay
Title: Director

PHI HELIPASS, L.L.C.

By:	/s/ Trudy McConnaughhay
Name: Trudy McConnaughhay
Title: Director

Signature Page to Equity Commitment Agreement

[COMMITMENT PARTY]

By:	/s/ Adam Ritzer
Name:
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Stonehill Institutional Partners LP

By:	/s/ Jonathan Sacks
Name: Jonathan Sacks
Title: An Authorized Signatory of Stonehill
Capital Management LLC, Its Adviser

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Signature Page to Equity Commitment Agreement

Stonehill Master Fund Ltd.

By:	/s/ Jonathan Sacks
Name: Jonathan Sacks
Title: An Authorized Signatory of Stonehill
Capital Management LLC, Its Adviser

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

FPA New Income Inc.

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

By:	/s/ E. Lake Setzler III
Name: E. Lake Setzler III
Title: Treasurer

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

FPA Flexible Fixed Income, a Series of FPA Funds Trust

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: President

By:	/s/ E. Lake Setzler III
Name: E. Lake Setzler III
Title: Treasurer

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Source Capital, Inc.

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: President

By:	/s/ E. Lake Setzler III
Name: E. Lake Setzler III
Title: Treasurer

Signature Page to Equity Commitment Agreement

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Academy of Motion Picture Arts and Sciences
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc. Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Signature Page to Equity Commitment Agreement

Academy Foundation
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Morningstar Defensive Bond Fund
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Motion Picture Industry Health Plan (Active)
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Motion Picture Industry Individual Account Plan
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood

Signature Page to Equity Commitment Agreement

Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Motion Picture Industry Health Plan (Retiree)
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Signature Page to Equity Commitment Agreement

Hudson East River Systems, LLC (f/k/a New York-
Presbyterian Hospital)

By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

The Health Plan of the Upper Ohio Valley Inc.
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Signature Page to Equity Commitment Agreement

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

SAG-AFTRA Health Plan
By: First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Signature Page to Equity Commitment Agreement

The Nature Conservancy
By: First Pacific Advisors, LP, its investment manager By: FPA GP, Inc. Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

GOLDMAN SACHS & CO. LLC, solely on behalf of the Multi-Strategy Investing Desk of the Americas Special Situations Group

By:	/s/ DS Oneglia
Name: DS Oneglia
Title: Authorized Signatory

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

BD Winston Family LTD

By:	/s/ Dee Winston
Name: Dee Winston
Title: Managing Member

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

EdgePoint Investment Group

By:	/s/ Frank Mullen
Name: Frank Mullen
Title: Portfolio Manager

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Jerome Noto
Name: Jerome Noto
Title: Individual Investor

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

NATHAN AGAM

By:	/s/ Nathan Agam
Name: Nathan Agam

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured

Signature Page to Equity Commitment Agreement

Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

OPPS HELICOPTER HOLDINGS, L.P.

By: Oaktree AIF Investments, L.P. Its: General Partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

By:	/s/ Brian Price
Name: Brian Price
Title: Vice President

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Benjamin Goldfield
Name:
Title:

Signature Page to Equity Commitment Agreement

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Kenneth Alfred Minklei Trust – 2004
Name: Kenneth Alfred Minklei
Title: Trustee

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Centerstone Investors Fund

By:	/s/ James Hounsell
Name: James Hounsell
Title: Investment Analyst

Signature Page to Equity Commitment Agreement

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Elio Lombardi
Name: Elio Lombardi
Title: Partner, Everett Capital Advisors LLP

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

GREENLIGHT CAPITAL, INC.

By:	/s/ Daniel Roitman
Name: Daniel Roitman
Title: COO

By:	/s/ Barett Brown
Name: Barett Brown

Signature Page to Equity Commitment Agreement

Title: CFO

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

OAKTREE CAPITAL MANAGEMENT, L.P.,
solely in its capacity as investment manager by and on behalf of certain of its affiliates’ managed funds and/or accounts

By: Oaktree Capital Management, L.P.
Its: Investment Manager

By:	/s/ Francoise Giacalone
Name: Francoise Giacalone
Title: Managing Director

By:	/s/ Alan Adler
Name: Alan Adler
Title: Managing Director

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]
Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Signature Page to Equity Commitment Agreement

Backstop Amount (up to $75,000,000): [REDACTED]

Q5-R5 Trading, Ltd.
By: Q Global Capital Management, L.P., as its investment manager
By: Q Global Advisors, LLC, its General Partner

By:	/s/ Brandon Teague
Name: Brandon Teague
Title: Vice President

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Alesia Value Fund LLC

By:	/s/ Christopher Olin
Name: Christopher Olin
Title: Managing Member

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Ben Hunsaker
Name: Ben Hunsaker
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Brett Hyman
Name: Brett Hyman
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Cameron Huston
Name: Cameron Huston
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Christopher Olin
Name: Christopher Olin
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Geoffrey Olin
Name: Geoffrey Olin
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Kellye Grayson
Name: Kellye Grayson
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Kimra Grayson
Name: Kimra Grayson
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Krystal Dry
Name: Krystal Dry
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Kyle Ruebsamen
Name: Kyle Ruebsamen
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

The Louise A. Olin Survivor’s Trust

By:	/s/ Louise Olin
Name: Louise Olin
Title: Trustee

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

NVE Inc. Profit Sharing Plan

By:	/s/ Brett Hyman
Name: Brett Hyman
Title: Plan Administrator and Plan Sponsor

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Tamara Scott
Name: Tamara Scott
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Todd Garlipp
Name: Todd Garlipp
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

[COMMITMENT PARTY]

By:	/s/ Yana Yushkina
Name: Yana Yushkina
Title:

Amount of Unsecured Claims (excluding accrued interest
for bond claims): [REDACTED]

Initial Equity Commitment:

Signature Page to Equity Commitment Agreement

Investment Commitment (0-100% of “Amount of Unsecured
Claims” above): [REDACTED]

Backstop Amount (up to $75,000,000): [REDACTED]

Signature Page to Equity Commitment Agreement

SCHEDULE 1

COMMITMENT PARTIES AND EQUITY COMMITMENTS

[SCHEDULE INTENTIONALLY OMITTED]

SCHEDULE 2

NOTICE ADDRESSES FOR COMMITMENT PARTIES

Commitment Party	Notice Information
Academy Foundation, by First Pacific Advisors, LP, its investment manager and FPA GP, Inc., its General Partner
Academy of Motion Picture Arts and Sciences, by First Pacific Advisors, LP, its investment manager and FPA GP, Inc. its General Partner
Adam Ritzer
Alesia Value Fund LLC
BD Winston Family Ltd.
Ben Hunsaker
Benjamin Goldfield
Brett Hyman
Cameron Huston
Centerstone Investors Fund
Christopher Olin
EdgePoint Investment Group
Everett Opportunities Master Fund LP
FPA Flexible Fixed Income, a Series of FPA Funds Trust
FPA New Income Inc.
Geoffrey Olin
Goldman Sachs & Co., LLC, solely on behalf of the Multi-Strategy Investing Desk of the Americas Special Situations Group
Greenlight Capital, Inc.
Hudson East River Systems, LLC (f/k/a New York-Presbyterian Hospital), by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner
Jerome Noto

Commitment Party	Notice Information
Kellye Grayson
Kenneth Alfred Minklei Trust – 2004
Kimra Grayson
Krystal Dry
Kyle Ruebsamen
Louise A. Olin Survivor’s Trust
Morningstar Defensive Bond Fund, by First Pacific Advisors, LP, its investment manager and by FPA, GP, Inc. its General Partner
Motion Picture Industry Health Plan (Active), by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner
Motion Picture Industry Health Plan (Retiree), by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner
Motion Picture Industry Individual Account Plan, by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner
Nathan Agam
NVE Inc. Profit Sharing Plan
Oaktree Capital Management, L.P., solely in its capacity as investment manager by and on behalf of certain of its and its affiliates’ managed funds and/or accounts
OPPS Helicopter Holdings, L.P.
SAG-AFTRA Health Plan, by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner

Commitment Party	Notice Information
Source Capital, Inc.
Stonehill Institutional Partners LP
Stonehill Master Fund Ltd.
Tamara Scott
The Health Plan of the Upper Ohio Valley Inc., by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner
The Nature Conservacy, by First Pacific Advisors, LP, its investment manager and by FPA GP, Inc., its General Partner
Todd Garlipp
Q5-R5 Trading, Ltd.
Yana Yushkina

EXHIBIT A

FORM OF JOINDER AGREEMENT FOR SUBSEQUENT COMMITMENT PARTY

JOINDER TO EQUITY COMMITMENT AGREEMENT

JOINDER TO EQUITY COMMITMENT AGREEMENT (this “Joinder”) dated as of [    ], 2019, by and among [____________] (the “Joinder Commitment Party”) and PHI, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company, the other Debtors party thereto and the Commitment Parties party thereto have heretofore executed and delivered an Equity Commitment Agreement, dated as of July 11, 2019 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.1(b) of the Agreement, any unsecured creditor of the Debtors that is not an Initial Commitment Party may elect to become a Subsequent Commitment Party, with a Final Equity Commitment equal to the product of (i) its Claim Percentage multiplied by (ii) the Aggregate Equity Commitment Amount, in each case by executing and delivering a joinder executed by such unsecured creditor and the Company, pursuant to which such unsecured creditor shall agree to be bound by the terms and provisions of the Agreement; and

WHEREAS, the Joinder Commitment Party desires to become a Subsequent Commitment Party and make an Equity Commitment pursuant to the terms of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Joinder Commitment Party covenants and agrees as follows:

1.       Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

2.       Equity Commitment. The Joinder Commitment Party hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the ECA Approval Order, such number of Equity Commitment Shares as corresponds to the Joinder Commitment Party’s Equity Commitment Percentage. The Joinder Commitment Party’s Equity Commitment Percentage shall be calculated based on such Joinder Commitment Party’s Final Equity Commitment as set forth on the signature page to this Joinder; provided, however, that such Final Equity Commitment shall not exceed to the product of (i) such Joinder Commitment Party’s Claim Percentage multiplied by (ii) the Aggregate Equity Commitment Amount. For the avoidance of doubt, the Joinder Commitment Party’s Equity Commitment Percentage as of the date hereof shall be set forth on Schedule 1 to the Agreement, and such Schedule 1 shall be deemed to have been revised in accordance with the Agreement.

3.       Agreement to be Bound. The Joinder Commitment Party hereby agrees to become a party to the Agreement as a Subsequent Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Subsequent Commitment Party under the Agreement.

4.       Representations and Warranties of the Joinder Commitment Party. The Joinder Commitment Party hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement.

5.       Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

6.       Notice. All notices and other communications given or made to the Joinder Commitment Party in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Joinder Commitment Party’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Joinder Commitment Party).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

JOINDER COMMITMENT PARTY:
[ ]

By:	________________________________
Name:
Title:

Address 1:
Address 2:
Attention:
Facsimile:

Amount of Unsecured Claims:

Final Equity Commitment:

ACKNOWLEDGED:

PHI, INC.

By: ____________________________________
Name:
Title:

EXHIBIT B

FORM OF JOINDER AGREEMENT FOR PERMITTED TRANSFEREE

The undersigned hereby acknowledges that it has reviewed and understands the Equity Commitment Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) dated as of July 11, 2019 by and among PHI, Inc., the other Debtors party thereto and the Commitment Parties party thereto, and agrees to be bound by the terms and conditions of Section 6.15 and Article X thereof as if it were a Commitment Party thereunder. Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

Date: _________________, 2019

[PERMITTED TRANSFEREE]

By: _______________________________

Name: _____________________________

Title: ______________________________

Address: ____________________________

Claims under the [________]:	$___________________________

Other Claims:	$___________________________